EXHIBIT 4.6


                        1996 LONG-TERM INCENTIVE PLAN OF
                          WILMINGTON TRUST CORPORATION

     1. DEFINITIONS. As used herein, capitalized terms have the following meanings:

          a. "ANNUAL RETAINER" means the payment(s) the Company's Board of Directors determines from time to time to be the annual retainer payable each year to each non-employee director thereof.

          b. "AWARD" means any grant to a Participant of any one or a combination of Incentive Stock Options or Non-Statutory Stock Options described in Paragraph 6 below, Performance Awards described in Paragraph 7 below, non-employee director awards described in Paragraph 9 below or any other award granted hereunder.

          c. "AWARD AGREEMENT" means a written agreement between the Corporation and a Participant or a written acknowledgement from the Corporation specifically setting forth the terms and conditions of an Award granted to a Participant hereunder.

          d. "AWARD PERIOD" means, with respect to an Award, the period of time, if any, set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

          e. "BANK" means Wilmington Trust Company, a Delaware-chartered bank and trust company which is a wholly-owned subsidiary of the Corporation.

          f. "BENEFICIARY" means an individual, trust or estate who or which, by a written designation of the Participant filed with the Corporation or by operation of law, succeeds to a Participant's rights and obligations hereunder and under any Award Agreement(s) upon the Participant's death.

          g. "CHANGE IN CONTROL" means any of the events described below, directly or indirectly or in one or more series of transactions; provided, however, that the Committee may, in its sole discretion, specify in any Award Agreement a more restrictive definition of Change in Control. In that event, the definition of Change in Control set forth in that Award Agreement shall apply to the Award granted thereunder:

             (1) Approval by the Bank's or the Corporation's stockholders of a consolidation or merger of the Bank or the Corporation with any third party (which includes a single person or entity or a group of persons or entities acting in concert) not wholly-owned, directly or indirectly, by the Bank or the Corporation (a "Third Party"), unless the Bank or the Corporation is the entity surviving that merger or consolidation;

             (2) Approval by the Bank's or the Corporation's stockholders of a transfer of all or substantially all of the assets of the Bank or the Corporation to a Third Party or of a complete liquidation or dissolution of the Bank or the Corporation;

             (3) Any person, entity or group which is a Third Party, without the prior approval of the Bank's or the Corporation's Board of Directors, as the case may be, through one or more subsidiaries:

                (a) Acquires beneficial ownership of 15% or more of any class of the Bank's or the Corporation's voting stock;

                (b) Acquires irrevocable proxies representing 15% or more of any class of the Bank's or the Corporation's voting stock;

                (c) Acquires any combination of beneficial ownership of voting stock and irrevocable proxies representing 15% or more of any class of the Bank's or the Corporation's voting stock;

                (d) Acquires the ability to control in any manner the election of a majority of the Bank's or the Corporation's directors; or

                (e) Acquires the ability to directly or indirectly exercise a controlling influence over the management or policies of the Bank or the Corporation;

             (4) Any election occurs of persons to the Corporation's Board of Directors which causes a majority of the Corporation's Board of Directors to consist of persons other than (a) persons who were members of the Corporation's Board of Directors on February 29, 1996 (the "Effective Date") and/or (b) persons who were nominated for election as members of that Board of Directors by the Corporation's Board of Directors (or a committee thereof) at a time when the majority of that Board of Directors (or that committee) consisted of persons who were members of the Corporation's Board of Directors on the Effective Date; provided, however, that any person nominated for election by the Corporation's Board of Directors (or a committee thereof), a majority of whom are persons described in clauses (a) and/or (b), or are persons who were themselves nominated by that Board of Directors (or a committee thereof), shall for this purpose be deemed to have been nominated by a Board of Directors composed of persons described in clause (a) above; or

             (5) A determination is made by any regulatory agency supervising the Bank or the Corporation that a change in control, as defined in the banking, insurance or securities laws or regulations then applicable to the Bank or the Corporation, has occurred.

          Notwithstanding any provision herein to the contrary, a Change in Control shall not include any of the events described above if they (x) are related to or occur in connection with the appointment of a receiver or conservator for the Bank or the Corporation, provision of assistance under
     Section 13(c) of the Federal Deposit Insurance Act (the "FDI Act"), the approval of a supervisory merger, a determination that the Bank is in default as defined in Section 3(x) of the FDI Act, insolvent or in an unsafe or unsound condition to transact business or, with respect to any Participant, the suspension, removal and/or temporary or permanent prohibition by a regulatory agency of that Participant from participation in the conduct of the Bank's or the Corporation's business or (y) are the result of a Third Party inadvertently acquiring beneficial ownership or irrevocable proxies or a combination of both for 15% or more of any class of the Bank's or the Corporation's voting stock, and that Third Party as promptly as practicable thereafter divests itself of the beneficial ownership or irrevocable proxies for a sufficient number of shares so that the Third Party no longer has beneficial ownership or irrevocable proxies or a combination of both for 15% or more of any class of the Bank's or the Corporation's voting stock.

          h. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a section of the Code include that section and any comparable section or sections of any future legislation which amends, supplements or supersedes that section.

          i. "COMMITTEE" means a committee designated by the Directors. The Committee shall have the power and authority to administer the Plan in accordance with Paragraph 3 below.

          j. "COMPANY" means Wilmington Trust Corporation, a Delaware-chartered bank holding company and thrift holding company, and such other corporations and entities which, from time to time, are members of the group of corporations affiliated with Wilmington Trust Corporation and are designated from time to time by the Directors to participate in the Plan.

          k. "CORPORATION" means Wilmington Trust Corporation, a Delaware-chartered bank holding company and thrift holding company.

          l. "DATE OF GRANT" means the date the Committee designates as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of that Award.

          m. "DIRECTORS" means the Corporation's Board of Directors.

          n. "DISABILITY" means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment that Participant performed immediately
     before  that  disability   commenced.   The   determination  of  whether  a

     Participant is disabled and when a Participant becomes disabled shall be made by the Committee in its sole and absolute discretion.

          o. "DISABILITY DATE" means the date which is six months after the date on which a Participant is first absent from active employment with the Company due to a Disability.

          p. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

          q. "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

          r. "INCENTIVE STOCK OPTION" means an Option designated as an incentive stock option and which meets the requirements of Section 422 of the Code.

          s. "MARKET VALUE PER SHARE" means, with respect to the date an Award is granted or exercised hereunder, the last sale price of the Shares on a given date, as reported by a responsible reporting service(s) the Committee selects or, if there was no such sale on that date, on the next preceding date on which there was such a reported sale.

          t. "NON-STATUTORY STOCK OPTION" means an Option which is not an Incentive Stock Option.

          u. "NORMAL RETIREMENT DATE" means the date on which a Participant terminates active employment with the Company on or after attaining age 65, but does not include termination by the Company for cause.

          v. "OPTIONS" means any option to purchase Shares granted under Paragraph 6 below.

          w. "OTHER RETIREMENT DATE" means a date, on or after a Participant attains the age of 55 but earlier than the Participant's Normal Retirement Date, which the Committee specifically approves and designates in writing to be the date upon which a Participant retires for purposes hereof.

          x. "PARTICIPANT" means any person the Committee selects to receive an Award hereunder.

          y. "PERFORMANCE AWARD" means an Award, granted in accordance with Paragraph 7 below, of the right to receive an Award, payable in cash or Shares or a combination thereof at the end of a specified performance period.

          z. "PLAN" means the 1996 Long-Term Incentive Plan of the Corporation.

          aa. "RULE 16B-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, as amended, and any successor rule.

          bb. "SHARES" means the Corporation's common stock.

          cc. "TERMINATION OF EMPLOYMENT" means the voluntary or involuntary termination of a Participant's employment with the Company for any reason, including death, Disability, retirement or due to the sale or other divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company.

     2. PURPOSE. The Plan is designed principally to encourage and facilitate ownership of the Shares by, and provide additional incentive compensation based on appreciation of the Shares to, key employees and directors of the Company, thereby providing a potential proprietary interest as additional incentive for the efforts of those key employees and directors in promoting the continued growth and success of the Company's business, and in aiding the Company in attracting and retaining professional and managerial personnel.

     3. ADMINISTRATION. The Plan shall be administered by the Committee, which shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and Participants. The Committee shall have the sole and absolute discretion to interpret the Plan, establish and modify administrative rules for the Plan, select persons to whom Awards may be granted, determine all claims for benefits hereunder, impose conditions and restrictions on Awards it determines to be appropriate and take such steps in connection with the Plan and Awards granted hereunder as it deems necessary or advisable.

     A majority of the Committee's members shall constitute a quorum thereof, and an act of a majority of such a quorum shall constitute the act of the Committee. One or more members of the Committee may participate in meetings thereof by conference telephone or by other similar communications equipment by means of which all members participating in the meeting can hear each other. Any decision or determination reduced to writing and signed by all of the Committee's members shall be fully effective as if that action had been taken by a vote at a meeting of the Committee duly called and held.

     4. THE SHARES. The Shares which may be issued hereunder will be Shares not exceeding, except as otherwise provided in Subparagraph 10(i) below, an aggregate of 1,200,000 shares, which may be either authorized and unissued Shares or previously issued Shares reacquired by the Company. The Shares covered by any unexercised portions of terminated Options granted under Paragraph 6 and Shares subject to any Awards which are otherwise surrendered by the Participant without receiving any payment or other benefit with respect thereto may again be subject to new Awards hereunder. If the purchase price of an Option is paid in whole or in part by the delivery of Shares, the number of Shares issuable in connection with the exercise of the Option shall not again be available for the grant of Awards hereunder. Shares used to measure the amount payable to a Participant in respect of earned Performance Awards shall not again be available for the grant of Awards hereunder. Shares issued in payment of Performance Awards which are denominated in cash amounts shall not again be available for the grant of Awards hereunder.

     5. PARTICIPATION. Participants in the Plan shall be persons the Committee, in its sole discretion, designates from time to time. The Committee's designation of a Participant in any year shall not require it to designate that person to receive Awards in any other year. The designation of a Participant to receive Awards under one portion hereof shall not require the Committee to include that Participant under any other portion hereof. The Committee shall consider those factors it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. More than one type of Award may be granted to a Participant at one time or at different times.

     6. OPTIONS.

          a. GRANT OF OPTIONS. Options granted hereunder shall be subject to the following terms and conditions, and shall be in such form and contain such additional terms and conditions, not inconsistent with the terms hereof, as the Committee deems desirable. Options may be granted either alone or in addition to other Awards granted hereunder. Any Option granted hereunder shall be in the form the Committee approves from time to time, and the terms and conditions of Option Awards need not be the same with respect to each Participant. The Committee may grant to any Participant one or more Incentive Stock Options, Non-Statutory Stock Options or both types of Options. To the extent any Option does not qualify as an Incentive Stock Option (whether because of its provisions, the time or manner of its exercise or otherwise), that Option or the portion thereof which does not so qualify shall constitute a separate Non-Statutory Stock Option.

          b. INCENTIVE STOCK OPTIONS. In the case of any grant of an Incentive Stock Option, whenever possible, each provision hereof and in any related Award Agreement shall be interpreted to entitle the holder thereof to the tax treatment afforded by Section 422 of the Code, except in connection with the exercise of Options following a Participant's Termination of Employment. If any provision hereof or that Award Agreement is held not to comply with requirements necessary to entitle that Option to that tax treatment, then except as otherwise provided in the preceding sentence: (1) that provision shall be deemed to have contained from the outset such language as is necessary to entitle the Option to the tax treatment afforded under Section 422 of the Code; and (2) all other provisions hereof and that Award Agreement remain in full force and effect. Except as otherwise specified in the first sentence of this Subparagraph 6(b), if any Award Agreement covering an Option the Committee designates to be an Incentive Stock Option hereunder does not explicitly include any term required to entitle that Incentive Stock Option to the tax treatment afforded by Section 422 of the Code, all such terms shall be deemed implicit in the designation of that Option, and that Option shall be deemed to have been granted subject to all such terms.

          c. OPTION PRICE. The Committee will determine the price of each Option, which shall not be less than 100% of the Market Value Per Share of the Shares on the date that Option is granted, nor less than the par value per Share.

          d. OPTION TERM. The Committee shall fix the term of each Option, but no Option shall be exercisable more than ten years after the date it is granted.

          e. EXERCISABILITY. An Award Agreement with respect to Options may contain such performance targets, waiting periods, exercise dates and other restrictions on exercise as the Committee may determine at the time of grant.

          f. METHOD OF EXERCISE. Subject to any waiting period provisions which may apply under Subparagraph 6(e) above, Options may be exercised in whole or in part at any time during the Award Period by the Participant's giving written notice of exercise to the Corporation specifying the number of Shares to be purchased. That notice shall be accompanied by payment in full of the purchase price in such form as the Committee may accept, including payment in accordance with a cashless exercise program. If and to the extent the Committee determines in its sole discretion at or after grant, payment in full or in part may also be made in the form of Shares duly owned by the Participant (and for which the Participant has good title, free and clear of any liens or encumbrances) or Shares otherwise issuable upon exercise of the Option based, in either case, on the Market Value Per Share of the Shares on the date the Option is exercised; provided, however, that the right to make payment of the purchase price of an Incentive Stock Option in the form of already-owned Shares or Shares otherwise issuable upon exercise of the Option may be authorized only at the time of grant. Except as otherwise provided herein, no Shares shall be issued until payment therefor has been made as provided herein.

          g. ACCELERATION OR EXTENSION OF EXERCISE TIME. The Committee may, in its sole discretion, at or after the Date of Grant, permit the purchase of Shares subject to any Option before that Option would otherwise become exercisable under the Award Agreement. In addition, the Committee may, in its sole discretion, at or after the Date of Grant, permit any Option granted hereunder to be exercised after its expiration date, subject to the limitation in Subparagraph 6(d) above.

          h. TERMINATION OF EMPLOYMENT. Unless the Committee provides otherwise, if the employment of a Participant who has received an Option hereunder terminates on other than that Participant's Normal Retirement Date or Other Retirement Date or other than due to that Participant's death or Disability, all Options previously granted to that Participant hereunder but not exercised before the date of that Termination of Employment shall expire as of that date.

          i. DEATH, DISABILITY OR RETIREMENT OF A PARTICIPANT. If a Participant dies while in the Company's employ, an Option theretofore granted to that Participant shall not be exercisable after the earlier of the expiration date of that Option or more than three years after the date of that Participant's death, and only (1) by the person or persons to whom the Participant's rights under that Option passed under the Participant's will or by the laws of descent and distribution and (2) if and to the extent that Participant was entitled to exercise that Option at the date of his or her death.

          If a Participant's employment with the Company terminates due to Disability or on the Participant's Normal Retirement Date or Other Retirement Date, an Option theretofore granted to that Participant shall not be exercisable after the earlier of the expiration date of that Option or more than three years after the date of that Disability or retirement, as the case may be. If the Participant has died before then, an Option theretofore granted to that Participant shall be exercisable (1) only by the person or persons to whom the Participant's rights under that Option passed under the Participant's will or by the laws of descent and distribution and (2) if and to the extent that Participant was entitled to exercise that Option on the date of his or her death.

     7. PERFORMANCE AWARDS.

          a. GRANT OF PERFORMANCE AWARDS. The Committee may grant Performance Awards hereunder. These shall consist of the right to receive payment (measured by (1) a specified number of Shares at the end of an Award Period, (2) the Market Value Per Share of a specified number of Shares at the end of an Award Period, (3) the increase in the Market Value Per Share of a specified number of Shares during an Award Period or (4) a fixed cash amount payable at the end of an Award Period), contingent upon the extent to which certain pre-determined performance targets are met during the Award Period. The Committee shall determine the Participants, if any, to whom Performance Awards are awarded, the number of Performance Awards awarded to any Participant, the duration of the Award Period during which any Performance Award will be vested and the other terms and conditions of Performance Awards.

          b. PERFORMANCE TARGETS. Performance targets for Performance Awards may include individual performance standards or specified levels of revenues from operations, earnings per Share, return on shareholders' equity and/or such other goals related to the Company's performance as the Committee may establish in its sole discretion. The Committee may, in its sole discretion, in circumstances in which events or transactions occur to cause the established performance targets to be an inappropriate measure of achievement, change the performance targets for any Award Period at any time before the final determination of a Performance Award.

          c. EARNED PERFORMANCE AWARDS. The Committee may, upon the grant of a Performance Award, prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets. The degree of attainment of performance targets shall be determined as of the last day of the Award Period.

          d. PAYMENT OF EARNED PERFORMANCE AWARDS. Payment of earned Performance Awards granted under Subparagraph 7(a)(2) or 7(a)(3) above shall be made in cash or Shares based on the Market Value Per Share of a Share on the last day of an Award Period, or a combination of cash and Shares at the Committee's sole discretion. Payment normally will be made as soon as practicable following the end of an Award Period. Notwithstanding the foregoing, the Committee may permit deferral of payment of all or a portion of a Performance Award payable in cash upon a Participant's request made on a timely basis in accordance with rules the Committee prescribes. Such deferred amounts may earn interest for the Participant under the conditions of a separate agreement the Committee approves and the Participant executes. The Committee may, in its sole discretion, define in the Award Agreement other conditions of payment of earned Performance Awards as it may deem desirable to carry out the purposes hereof.

          e. TERMINATION OF EMPLOYMENT. Unless the Committee provides otherwise in the Award Agreement or as otherwise provided below, in the case of a Participant's Termination of Employment before the end of an Award Period, the Participant will not be entitled to any Performance Award.

          f. DISABILITY, DEATH OR RETIREMENT. Unless the Committee provides otherwise in the Award Agreement, if a Participant's Disability Date or the date of a Participant's Termination of Employment due to death or retirement on or after his or her Normal Retirement Date or Other
     Retirement Date occurs before the end of an Award Period, the Participant or that Participant's beneficiary, as the case may be, shall be entitled to receive a pro-rata share of his or her Award determined in accordance with Subparagraph 7(g) below.

          g. PRO-RATA PAYMENT. The amount of any payment made to a Participant, or that Participant's beneficiary, under circumstances described in Subparagraph 7(f) above, shall be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, if that Participant's employment had not been terminated, by a fraction, the numerator of which is the number of whole months that Participant was employed during the Award Period and the denominator of which is the total number of months in the Award Period. Any such payment shall be made as soon as practicable after the end of that Award Period, and shall relate to attainment of the applicable performance targets over the entire Award Period.

          h. OTHER EVENTS. Notwithstanding anything to the contrary contained in this Paragraph 7, the Committee may, in its sole discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment before the end of an Award Period under certain circumstances, including a material change in circumstances arising after the date the Performance Award is granted, and subject to terms and conditions the Committee deems appropriate.

     8. OTHER STOCK-BASED AWARDS.

          a. GRANT OF OTHER AWARDS. The Committee may grant other Awards, valued in whole or in part by reference to, or otherwise based on, Shares. Subject to the provisions hereof, the Committee shall have the sole discretion to determine the persons to whom and the time or times at which those Awards are made, the number of Shares, if any, to be granted pursuant thereto, and all other conditions of those Awards. Any such Award shall be confirmed by an Award Agreement executed by the Corporation and the Participant, which shall contain provisions the Committee determines to be necessary or appropriate to carry out the intent hereof with respect to that Award.

          b. TERMS OF OTHER AWARDS. In addition to the terms and conditions specified in the Award Agreement, Awards made under this Paragraph 8 shall be subject to the following:

             (1) Any Shares subject to Awards made under this Paragraph 8 may not be sold, assigned, transferred, pledged or otherwise encumbered before the date on which those Shares are issued or, if later, the date on which any applicable restriction, performance or deferral period lapses;

             (2) If specified in the Award Agreement, the recipient of an Award under this Paragraph 8 shall be entitled to receive, currently or on a deferred basis, dividends or dividend equivalents with respect to the Shares covered by that Award, and the Committee may, in its sole discretion, provide in that Award Agreement that those amounts be reinvested in additional Shares;

             (3) The Award Agreement with respect to any Award shall contain provisions dealing with the disposition of that Award in the event of a Termination of Employment before the exercise, realization or payment of that Award, whether that termination occurs because of retirement, Disability, death or other reason, with provisions to take account of the specific nature and purpose of the Award regarding acceleration of exercise or realization or payment of that Award upon a Change in Control, and the Committee, in its sole discretion, may waive any or all of the restrictions imposed with respect to any such Award under this Paragraph 8; and

             (4) Shares issued as a bonus pursuant to this Paragraph 8 shall be issued for the consideration the Committee determines is appropriate, in its sole discretion, but rights to purchase Shares shall be priced at at least 100% of the Market Value Per Share on the date the Award is granted.

     9. PAYMENT OF ANNUAL RETAINER. During the term hereof, each non-employee director of each Company the Directors designate to participate in this Paragraph 9 shall be paid the first half of his or her Annual Retainer in Shares, and may elect to receive the second half of his or her Annual Retainer in cash or Shares, or a combination of both. The Committee shall establish rules with respect to electing the form of payment provided for in the second clause of the preceding sentence to facilitate compliance with Rule 16b-3. The number of Shares to be issued to a non-employee director who receives Shares pursuant to this Paragraph 9 shall be determined by dividing the dollar amount of the portion of the Annual Retainer payable in Shares by the Market Value Per Share of a Share on the business day immediately preceding the date that installment of the Annual Retainer is otherwise paid to the Company's directors. The Corporation shall not be required to issue fractional Shares. Whenever under the terms of this Paragraph 9 a fractional Share would otherwise be required to be issued, an amount in lieu thereof shall be paid in cash based upon the Market Value Per Share of that fractional Share.

     10. TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN.

          a. EFFECT OF CHANGE IN CONTROL. Upon a Change in Control, unless otherwise specifically prohibited by Rule 16b-3:

             (1) Any and all Options shall become exercisable immediately; and

             (2) The target values attainable under all Performance Awards shall be deemed to have been fully earned for the entire Award Period as of the effective date of the Change in Control.

          b. LIMITATION. No person may be granted Awards in respect of more than 100,000 Shares in any calendar year during the term hereof.

          c. PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted hereunder. The Committee shall not have the power to grant a Participant any Award which is contrary to any provision hereof. If any provision of any Award conflicts with the Plan as constituted on the Date of Grant, the terms hereof shall control. Except as provided in Subparagraph 7(b) above, or unless the Committee provides otherwise in its sole discretion in the Award Agreement, the terms of any Award may not be changed after the date it is granted to materially decrease the value of the Award without the express written approval of the holder thereof. No person shall have any rights under any Award Agreement unless and until the Corporation and the Participant to whom the Award has been granted have executed and delivered an Award Agreement or received any other Award acknowledgement the Committee authorizes expressly granting the Award to that person and containing provisions setting forth the terms thereof.

          d. LIMITATIONS ON TRANSFER. The rights and interests of a Participant with respect to Awards may not be assigned or transferred other than by will, the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined by the Code, Title I of ERISA or the rules thereunder. Except as otherwise specifically provided herein, a Participant's Beneficiary may exercise the Participant's rights only to the extent they were exercisable hereunder at the date of the Participant's death and are otherwise currently exercisable.

          e. TAXES. The Corporation shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from a Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Corporation with respect to any amount payable and/or Shares issuable under that Participant's Award, with respect to any income recognized upon the lapse of restrictions applicable to an Award or upon a disqualifying disposition of Shares received upon the exercise of any Incentive Stock Option. The Corporation may defer payment or issuance of the cash or Shares upon the grant, exercise or vesting of an Award unless indemnified to its satisfaction against any liability for that tax. The amount of that withholding or tax payment shall be determined by the Committee or its delegate, and shall be payable by the Participant at the time the Committee determines. The Committee shall prescribe in each Award Agreement one or more methods by which the Participant will be permitted to satisfy his or her tax withholding obligation, which may include, without limitation, the payment of cash or Shares by the Participant to the Corporation and the withholding from the Award, at the appropriate time, of a number of Shares sufficient, based upon the Market Value Per Share of those Shares, to satisfy those tax withholding requirements. The Committee shall be authorized, in its sole discretion, to establish rules and procedures relating to any such withholding methods it deems necessary or appropriate (including, without limitation, rules and procedures relating to elections by Participants who are subject to the provisions of Section 16 of the Exchange Act to have Shares withheld from an Award to meet those withholding obligations).

          f. AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Income a Participant recognizes pursuant to the provisions hereof shall not be included in determining benefits under any employee pension benefit plan (as that term is defined in Section 3(2) of ERISA), group insurance or other benefit plans applicable to the Participant which the Company maintains, except as those plans or the Directors provide otherwise.

          g. COMPLIANCE WITH RULE 16B-3. Except as otherwise provided in Subparagraph 10(h)(1) below, the Directors are authorized to amend the Plan and make any such modifications to Award Agreements to comply with Rule 16b-3, as it may be amended from time to time, and to make any other such amendments or modifications deemed necessary or appropriate to better accomplish the purposes hereof in light of any amendments to Rule 16b-3.

          h. AMENDMENT AND TERMINATION.

             (1) AMENDMENT. The Directors shall have complete power and authority to amend the Plan at any time they deem it necessary or appropriate; provided, however, that the Directors shall not, without the affirmative approval of the Corporation's stockholders, make any amendment which requires stockholder approval under Rule 16b-3, the Code, any other applicable law or the rules of the National Association of Securities Dealers Automated Quotation System or any stock exchange on which the Shares are listed, unless the Directors determine that compliance with Rule 16b-3, the Code or such laws or rules is no longer desired. No termination or amendment hereof may, without the consent of the Participant to whom any Award has been granted hereunder, adversely affect the right of that individual under that Award; provided, however, that the Committee may make provision in the Award Agreement for amendments which, in its sole discretion, it deems appropriate.

             (2) TERMINATION. The Directors may terminate the Plan at any time. No Award shall be granted hereunder after the termination hereof, but that termination shall not have any other effect, and any Award outstanding at the time of the termination hereof may be exercised after the termination hereof at any time before the expiration date of that Award to the same extent that that Award would have been exercisable if the Plan had not terminated.

          i. CHANGES IN THE CORPORATION'S CAPITAL STRUCTURE. The existence of outstanding Awards shall not affect the right of the Corporation or its stockholders to make or authorize any and all adjustments, recapitalizations, reclassifications, reorganizations and other changes in the Corporation's capital structure, the Corporation's business, any merger or consolidation of the Corporation, any issue of bonds, debentures or preferred stock of the Corporation, the Corporation's liquidation or dissolution, any sale or transfer of all or any part of the Corporation's assets or business, or any other corporate act or proceeding, whether of a similar nature or otherwise.

          The number and kind of Shares subject to outstanding Awards, the purchase price or exercise price of those Awards and the number and kind of Shares available for Awards subsequently granted hereunder shall be adjusted appropriately to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or Awards granted hereunder. The Committee shall have the power and sole discretion to determine the nature and amount of the adjustment to be made in each case.

          If the Corporation is merged with or into or consolidated with another corporation or entity under circumstances in which the Corporation is not the surviving corporation or other entity, or if the Corporation is liquidated or sells or otherwise disposes of all or substantially all of its assets to another corporation or other entity while unexercised Awards remain outstanding hereunder, then (i) subject to the provisions of Subparagraph 10(i)(ii) below, after the effective date of that merger, consolidation or sale, as the case may be, each holder of an outstanding Award shall be entitled, upon exercise of that Award, to receive, in lieu of Shares, the number and type of such other stock or other securities as the holders of Shares received pursuant to the merger, consolidation or sale; and (ii) all outstanding Awards may be cancelled by the Committee as of the effective date of that merger, consolidation or sale, provided that
     (x) notice of those cancellations shall be given to each holder of an Award and (y) in addition to any rights he or she may have under Subparagraph 10(a) above, each holder of an Award shall have the right to exercise that Award in full, without regard to any limitations set forth in or imposed pursuant to Paragraph 6 or 7 above, during a 30-day period preceding the effective date of that merger, consolidation or sale. The exercise and/or vesting of any Award which was permissible solely because of this Subparagraph 10(i)(ii)(y) shall be conditioned on consummation of the merger, consolidation or sale. Any Awards not exercised as of the date of the merger, consolidation or sale shall terminate effective as of the date of the merger, consolidation or sale.

          If the Corporation is merged with or into or consolidated with another corporation or entity under circumstances in which the Corporation is the surviving corporation, and the outstanding Shares are converted into shares of stock of a third corporation or entity, it shall be a condition to the merger or consolidation that that third corporation or entity succeed to the Corporation's rights and obligations hereunder, and that the Plan be administered by a committee of the board of directors of that third corporation or entity.

          Except as expressly provided herein, the Corporation's issuance of Shares, any class of securities convertible into Shares or any other class of its securities for cash, property, labor or services, either upon direct sale, the exercise of rights or warrants to subscribe therefor or conversion of shares or obligations of the Corporation convertible into Shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, class or price of Shares then subject to Awards outstanding hereunder.

          j. PERIOD OF APPROVAL AND TERM OF PLAN. The Plan shall be submitted to the Corporation's stockholders at their annual meeting scheduled to be held on or about April 18, 1996 or at any adjournment or postponement thereof. The Plan shall be adopted and become effective only if and when approved by the Corporation's stockholders. Awards may be granted hereunder at any time up to and including April 18, 2000, at which time the Plan will terminate, except with respect to Awards then outstanding, which shall remain in effect until their exercise, expiration or termination in accordance herewith.

          k. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES. No Award shall be exercisable, and no Shares shall be delivered hereunder, except in compliance with all applicable Federal and state laws and regulations (including, without limitation, compliance with the Securities Act of 1933, as amended, state "blue sky" laws, tax withholding requirements and the rules of the National Association of Securities Dealers Automated Quotation System and all domestic stock exchanges on which the Shares may be listed). Any share certificate evidencing Shares issued hereunder may bear such legends which the Committee deems advisable to ensure compliance with Federal and state laws and regulations. No Award shall be exercisable, and no Shares shall be delivered hereunder, until the Corporation has obtained such consent or approval from Federal and state regulatory bodies which have jurisdiction over such matters as the Committee deems advisable.

          In the case of the exercise of an Award by a Beneficiary, the Committee may require reasonable evidence with respect to the ownership of the Award and such consents, rulings or determinations from taxing authorities as the Committee deems advisable.

          l. NO RIGHT OF EMPLOYMENT. Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan or any part hereof, shall confer upon any Participant any right to continue in the Company's employ, nor in any other way affect the right or power of the Company to terminate the employment of any Participant at any time, with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

          m. USE OF PROCEEDS. Funds the Corporation receives upon the exercise of Awards shall be used for the Corporation's general corporate purposes.

          n. SEVERABILITY. Whenever possible, each provision hereof and of every Award at any time granted hereunder shall be interpreted in a manner as to be effective and valid under applicable law. If any provision hereof or of any Award at any time granted hereunder is held to be prohibited by or invalid under applicable law, then (1) that provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (2) all other provisions hereof and every other Award at any time granted hereunder shall remain in full force and effect.

          o. CONSTRUCTION OF THE PLAN. The place of administration of the Plan shall be in Delaware, and the validity, construction, interpretation, administration and effect hereof and its rules and regulations and rights relating hereto shall be determined solely in accordance with Delaware law, except as that law is superseded by the laws of the United States.

          p. INTERPRETATION OF THE PLAN. Headings are given to the sections hereof solely as a convenience for reference. These headings and the numbering and paragraphing hereof shall not be deemed in any way material or relevant to the construction of any provision hereof. The use of a singular shall also include within its meaning the plural, and vice versa, where appropriate.